UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): October 28, 2024

Free Flow USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54868	45-3838831
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9243 John F. Kennedy Blvd., Suite 104

North Bergen, NJ 07047

(Address of principal executive offices)

Phone: +(703) 789-3344

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On October 28, 2024, the Company received a letter from the Securities and Exchange Commission informing the Company that the Public Accounting Oversight Board has revoked the registration of our auditor, Yusufali & Associates, LLC (“Yusufali”). The Board of Directors of Registrant approved the dismissal of Yusufali and dismissed Yusufali as the independent certifying accountant for the Registrant.  One of the reports of Yusufali, included in the Annual Report for the period ended December 31, 2022, on the Registrant's financial statements for one of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, containing a going concern qualification in the Registrant's audited financial statements.

During the two most recent fiscal years and any subsequent interim period preceding Yusufali’s dismissal, there were no disagreements with Yusufali on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Yusufali concerning the subject matter of each of such disagreements would have caused them to make reference thereto in their report on the financial statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Free Flow USA, Inc.

Date: October 31, 2024

By: /s/ Sabir Saleem

Sabir Saleem

President & CEO